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                                                                     EXHIBIT 4.A

THE FINOVA GROUP INC.

[FRONT OF STOCK CERTIFICATE]

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NUMBER

FI

THE FINOVA GROUP INC.
SEAL
DELAWARE
1991
(C)UNITED STATES BANKNOTE CORPORATION

American Bank Note Company
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COMMON STOCK                                                      COMMON STOCK
                                                                 Par Value $0.01
INCORPORATED UNDER THE LAWS
 OF THE STATE OF DELAWARE

THE TRANSFER OF THE SECURITIES                                       SHARES
REPRESENTED HEREBY IS SUBJECT TO
RESTRICTIONS PURSUANT TO ARTICLE V
OF THE RESTATED CERTFICATE OF
INCORPORATION OF THE FINOVA GROUP
INC. REPRINTED IN ITS ENTIRETY ON THE
BACK OF THIS CERTIFICATE

THIS CERTIFICATE IS TRANSFERABLE                               CUSIP  317928  10
    IN CHICAGO, LOS ANGELES                                     SEE REVERSE FOR
          OR NEW YORK                                         CERTAIN DEFINITION

                         [GRAPHIC OF GEORGE WASHINGTON]

                             THE FINOVA GROUP INC.

This Certifies that


Is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

The Finova Group Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valued unless countersigned by a Transfer Agent and registered by a Registrar.
         Witness th facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated 6.17.01
COUNTERSIGNED AND REGISTERED
COMPUTERSHARE INVESTOR SERVICES, LLC
   (CHICAGO)                   [LOGO GOES HERE]

BY ABN SECOL TRANSFER AGENT AND REGISTRAR
AUTHORIZED SIGNATURE








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THE FINOVA GROUP INC.

[BACK OF STOCK CERTIFICATE]

                              THE FINOVA GROUP INC.


     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH SHAREHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE DESIGNATIONS, PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS OF EACH CLASS OF CAPITAL STOCK OR SERIES THEREOF OF THE COMPANY AUTHORIZED TO BE ISSUED AND THE VARIATIONS IN THE RELATIVE RIGHTS AND PREFERENCES BETWEEN THE SHARES OF EACH SUCH SERIES SO FAR AS THE SAME HAVE BEEN FIXED AND DETERMINED AND OF THE AUTHORITY OF THE BOARD OF DIRECTORS TO FIX AND DETERMINE THE RELATIVE RIGHTS AND PREFERENCES OF SUBSEQUENT SERIES. SUCH REQUEST MAY BE MADE TO THE COMPANY OR TO THE TRANSFER AGENT.

                                ARTICLE V OF THE
                      RESTATED CERTIFICATE OF INCORPORATION

     (a) Certain Definitions. As used in this Article V, the following capitalized terms have the following respective meanings:

"Berkadia Parties" means Berkadia LLC, a Delaware limited liability company ("Berkadia"), Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), Leucadia National Corporation, a New York corporation ("Leucadia"), and their respective subsidiaries.

"Code" means the Internal Revenue Code of 1986, as amended.

"Corporation Securities" means (i) shares of Common Stock, (ii) shares of Preferred Stock, (iii) warrants, rights, or options (including within the meaning of Treasury Regulation ss. 1.382-2T(h)(4)(v)) to purchase stock of the Corporation, and (iv) any other interests that would be treated as "stock" of the Corporation pursuant to Treasury Regulation ss. 1.382-2T(f)(18).

"Effective Date" means the later of (i) the Effective Date (as defined in the Plan) or (ii) the date of filing of this Restated Certificate of Incorporation.

"Five-Percent Shareholder" means a Person or group of Persons that is identified as a "5-percent shareholder" of the Corporation pursuant to Treasury Regulation ss. 1.382-2T(g).

"Percentage Stock Ownership" means percentage stock ownership as determined in accordance with Treasury Regulation ss. 1.382-2T(g), (h), (j), and (k).

"Person" means an individual, corporation, estate, trust, association, limited liability company, partnership, joint venture or similar organization.

"Prohibited Transfer" means any purported Transfer of Corporation Securities to the extent that such Transfer is prohibited and/or void under this Article V.

"Restriction Release Date" means the earlier of (i) the repeal of Section 382 of the Code (and any comparable successor provision) ("Section 382"), or (ii) the date on which the Corporation determines that no Tax Benefits may be carried forward to the taxable year of the Corporation (or any successor thereof) in which such determination is made and does not project material Tax Benefits for subsequent years.

"Tax Benefits" means the net operating loss carryovers, capital loss carryovers, general business credit carryovers, alternative minimum tax credit carryovers and foreign tax credit carryovers, as well as any "net unrealized built-in loss" within the meaning of Section 382, of the Corporation or any direct or indirect subsidiary thereof.

"Transfer" means, subject to the last sentence of this definition, any direct or indirect sale, transfer, assignment, conveyance, pledge, or other disposition. A Transfer also shall include the creation or grant of an option (including within the meaning of Treasury Regulations ss. 1.382-2T(h)(4)(v)). A Transfer shall not include an issuance or grant of Corporation Securities by the Corporation and shall not include any direct or indirect sale, transfer, assignment, conveyance, pledge or other disposition, or acquisition, or the creation or grant of an option, to, by or from any of the Berkadia Parties.

"Treasury Regulation ss. 1.382-2T" means the temporary income tax regulations promulgated under Section 382 and any successor regulations. References to any subsection of such regulations include references to any successor subsection thereof.

     (b) Restrictions. Any attempted Transfer of Corporation Securities prior to the Restriction Release Date, or any attempted Transfer of Corporation Securities pursuant to an agreement entered into prior to the Restriction Release Date, shall be prohibited and (subject to the immediately following sentence) void ab initio to the extent that, as a result of such Transfer (or any series of Transfers of which such Transfer is a part), either (i) any Person or group of Persons shall become a Five-Percent Shareholder, or (ii) the Percentage Stock Ownership interest in the Corporation of any Five-Percent Shareholder shall be increased. The prior sentence shall not preclude the settlement of any transaction in the Corporation Securities entered into through the facilities of the New York Stock Exchange, Inc., but such transaction, if prohibited by the prior sentence, shall nonetheless be a Prohibited Transfer.

     (c) Certain Exceptions. The restrictions set forth in paragraph (b) of this
Article V shall not apply to an attempted Transfer if the transferor or the transferee obtains the prior written approval of the Board of Directors of the Corporation. As a condition to granting its approval, the Board of Directors may, in its discretion, require (at the expense of the transferor and/or transferee) an opinion of counsel selected by the Board of Directors that the Transfer shall not result in the application of any Section 382 limitation on the use of the Tax Benefits.

     (d) Treatment of Excess Securities.

(i) No employee or agent of the Corporation shall record any Prohibited Transfer, and the purported transferee of such a Prohibited Transfer (the "Purported Transferee") shall not be recognized as a stockholder of the Corporation for any purpose whatsoever in respect of the Corporation Securities which are the subject of the Prohibited Transfer (the "Excess Securities"). Until the Excess Securities are acquired by another Person in a Transfer that is not a Prohibited Transfer, the Purported Transferee shall not be entitled with respect to such Excess Securities to any rights of stockholders of the Corporation, including, without limitation, the right to vote such Excess Securities and to receive dividends or distributions, whether liquidating or otherwise, in respect thereof, if any. Once the Excess Securities have been acquired in a Transfer that is not a Prohibited Transfer, the Securities shall cease to be Excess Securities.

(ii) If the Board of Directors determines that a Transfer of Corporation Securities constitutes a Prohibited Transfer then, upon written demand by the Corporation, the Purported Transferee shall transfer or cause to be transferred any certificate or other evidence of ownership of the Excess Securities within the Purported Transferee's possession or control, together with any dividends or other distributions that were received by the Purported Transferee from the Corporation with respect to the Excess

Securities ("Prohibited Distributions"), to an agent designated by the Board of Directors (the "Agent"). The Agent shall thereupon sell to a buyer or buyers, which may include the Corporation, the Excess Securities transferred to it in one or more arm's-length transactions (over the New York Stock Exchange or other national securities exchange on which the Corporation Securities may be traded, if possible); provided, however, that the Agent shall effect such sale or sales in an orderly fashion and shall not be required to effect any such sale within any specific time frame if, in the Agent's discretion, such sale or sales would disrupt the market for the Corporation Securities or otherwise would adversely affect the value of the Corporation Securities. If the Purported Transferee has resold the Excess Shares before receiving the Corporation's demand to surrender the Excess Shares to the Agent, the Purported Transferee shall be deemed to have sold the Excess Shares for the Agent, and shall be required to transfer to the Agent any Prohibited Distributions and proceeds of such sale, except to the extent that the Corporation grants written permission to the Purported Transferee to retain a portion of such sales proceeds not exceeding the amount that the Purported Transferee would have received from the Agent pursuant to paragraph (d)(iii) of this Article V if the Agent rather than the Purported Transferee had resold the Excess Shares.

(iii) The Agent shall apply any proceeds of a sale by it of Excess Shares and, if the Purported Transferee had previously resold the Excess Shares, any amounts received by it from a Purported Transferee, as follows: (A) first, such amounts shall be paid to the Agent to the extent necessary to cover its costs and expenses incurred in connection with its duties hereunder; (B) second, any remaining amounts shall be paid to the Purported Transferee, up to the amount paid by the Purported Transferee for the Excess Shares (or the fair market value, (1) calculated on the basis of the closing market price for the Corporation Securities on the day before the Transfer or, (2) if the Corporation Securities are not listed or admitted to trading on any stock exchange but are traded in the over-the-counter market, calculated based upon the difference between the highest bid and lowest asked prices, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system on the day before the Transfer or, if none, on the last preceding day for which such quotations exist, or (3) if the Corporation Securities are neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, then as determined in good faith by the Board of Directors, of the Excess Shares at the time of the attempted Transfer to the Purported Transferee by gift, inheritance, or similar Transfer), which amount (or fair market value) shall be determined at the discretion of the Board of Directors; and (C) third, any remaining amounts, subject to the limitations imposed by the following proviso, shall be paid to one or more organizations qualifying under Section 501(c)(3) of the Code (or any comparable successor provision) ("Section 501(c)(3)") selected by the Board of Directors, provided, however, that if the Excess Shares (including any Excess Shares arising from a previous Prohibited Transfer not sold by the Agent in a prior sale or sales), represent a 5% or greater Percentage Stock Ownership interest in any class of Corporation Securities, then any such remaining amounts to the extent attributable to the disposition of the portion of such Excess Shares exceeding a 4.99% Percentage Stock Ownership interest in such class shall be paid to two or more organizations qualifying under Section 501(c)(3) selected by the Board of Directors. The recourse of any Purported Transferee in respect of any Prohibited Transfer shall be limited to the amount payable to the Purported Transferee pursuant to clause (B) of the preceding sentence. In no event shall the proceeds of any sale of Excess Shares pursuant to this Article V inure to the benefit of the Corporation.

(iv) If the Purported Transferee fails to surrender the Excess Shares or the proceeds of a sale thereof to the Agent within thirty days from the date on which the Corporation makes a demand pursuant to paragraph (d)(ii) of this
Article V, then the Corporation shall use its best efforts to enforce the provisions hereof, including the institution of legal proceedings to compel the surrender.

(v) The Corporation shall make the demand described in paragraph (d)(ii) of this
Article V within thirty days of the date on which the Board of Directors determines that the attempted Transfer would result in Excess Securities; provided, however, that if the Corporation makes such demand at a later date, the provisions of this Article V shall apply nonetheless.

     (e) Bylaws; Legends; Compliance.

(i) The bylaws of the Corporation (the "Bylaws") may make appropriate provisions to effectuate the requirements of this Article V.

(ii) All certificates representing Corporation Securities issued after the effectiveness of this Article V shall bear a conspicuous legend as follows:

"THE TRANSFER OF THE SECURITIES REPRESENTED HEREBY IS SUBJECT TO RESTRICTIONS PURSUANT TO ARTICLE V OF THE RESTATED CERTIFICATE OF INCORPORATION OF THE FINOVA GROUP INC. REPRINTED IN ITS ENTIRETY ON THE BACK OF THIS CERTIFICATE."

(iii) The Board of Directors of the Corporation shall have the power to determine all matters necessary for determining compliance with this Article V, including, without limitation, (A) the identification of Five-Percent Shareholders, (B) whether a Transfer is a Prohibited Transfer, (C) the Percentage Stock Ownership in the Corporation of any Five-Percent Shareholder,
(D) whether an instrument constitutes a Corporation Security, (E) the amount (or fair market value) due to a Purported Transferee pursuant to clause (B) of paragraph (d)(iii) of this Article V, and (F) any other matters which the Board of Directors determines to be relevant; and the good faith determination of the Board of Directors on such matters shall be conclusive and binding for all the purposes of this Article V.

[END OF ARTICLE V]

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM           - as tenants in common
TEN ENT           - as tenants by the entireties
JT TEN            - as joint tenants with right of survivorship and not as
                    tenants in common
TOD               - transfer on death

UNIF GIFT MIN ACT -            ______ Custodian          _______
                               (Cust)                    (Minor)
                               under uniform Gifts to Minors
                               Act___________________ (State)

UNIF TRF MIN ACT -             ______ Custodian          _______
                               (Cust)                    (Minor)
                               (until age ____) under uniform
                               transfer to Minors Act_________(State)

Additional abbreviations may also be used though not in the above list


     For value received, ________________________ hereby sell, assign and transfer unto

[BOX] PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

     PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
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shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint----------------------------------------------
Attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated___________________

X_______________________
X_______________________
NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

Signature(s) Guaranteed

By___________________________
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15 OR BY THE SECRETARY OR AN ASSISTANT SECRETARY OF THE FINOVA GROUP INC.